Exhibit 5.1

1420 PEACHTREE STREET, N.E. • SUITE 800 • ATLANTA, GEORGIA 30309.3053

TELEPHONE: +1.404.521.3939 • FACSIMILE: +1.404.581.8330

September 16, 2016

Newell Brands Inc.

6655 Peachtree Dunwoody Road

Atlanta, Georgia 30328

Re:	Registration Statement on Form S-4 Filed by Newell Brands Inc.

Relating to the Exchange Offers (as defined below)

Ladies and Gentlemen:

We have acted as counsel for Newell Brands Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 to which this opinion has been filed as an exhibit (the “Registration Statement”). The Registration Statement relates to the proposed issuance and exchange (the “Exchange Offers”) of up to (1) €271,851,000 aggregate principal amount of 3 3⁄4% Senior Notes due October 1, 2021 of the Company (the “Exchange Euro Notes”) for an equal principal amount of 3 3⁄4% Senior Notes due October 1, 2021 of the Company outstanding on the date hereof (the “Original Euro Notes”), and (2) $295,122,000 aggregate principal amount of 5% Senior Notes due November 15, 2023 of the Company (the “Exchange Dollar Notes” and, together with the Exchange Euro Notes, the “Exchange Notes”) for an equal principal amount of 5% Senior Notes due November 15, 2023 of the Company outstanding on the date hereof (the “Original Dollar Notes” and, together with the Original Euro Notes, the “Original Notes”). The Original Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture, dated as of November 19, 2014 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion.

Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Exchange Notes, when they are executed by the Company, authenticated by the Trustee in accordance with the Indenture and issued and delivered in exchange for the Original Notes in accordance with the terms of the Exchange Offers, will constitute valid and binding obligations of the Company.

ALKHOBAR • AMSTERDAM • ATLANTA • BEIJING • BOSTON • BRISBANE • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS • DALLAS

DETROIT • DUBAI • DÜSSELDORF • FRANKFURT • HONG KONG • HOUSTON • IRVINE • JEDDAH • LONDON • LOS ANGELES • MADRID

MEXICO CITY • MIAMI • MILAN • MINNEAPOLIS • MOSCOW • MUNICH • NEW YORK • PARIS • PERTH • PITTSBURGH • RIYADH

SAN DIEGO • SAN FRANCISCO • SÃO PAULO • SHANGHAI • SILICON VALLEY • SINGAPORE • SYDNEY • TAIPEI • TOKYO • WASHINGTON

Newell Brands Inc.

September 16, 2016

The opinion set forth above is subject to the following limitations, qualifications and assumptions:

For purposes of the opinion expressed herein, we have assumed that: (i) the Trustee has authorized, executed and delivered the Indenture; (ii) the Original Notes have been, and the Exchange Notes will be, duly authenticated by the Trustee in accordance with the Indenture and (iii) the Indenture is the valid, binding and enforceable obligation of the Trustee.

The opinion expressed herein is limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws, and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights and remedies generally, and (ii) general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or in equity.

The opinion expressed herein is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinion expressed herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day